SUB-ITEM 77C

                           AIM STRATEGIC INCOME FUND

A Special Meeting of Shareholders of AIM Strategic Income Fund (the "Fund"), a portfolio of AIM Investment Funds, a Delaware business trust (the "Trust"), was held on August 17, 2001. The meeting was held for the following purposes:

(1)* To elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.

(2)    To approve a new Investment Advisory Agreement with A I M Advisors, Inc.

(3)    To approve changing the fundamental investment restrictions of the Fund.

(4)    To approve making the investment objective of the Fund non-fundamental.

(5) To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:


                                                                  Withheld/
         Trustees/Matter                        Votes For        Abstentions
         ---------------                        ---------        -----------
(1)*     Robert H. Graham......................104,314,837         3,884,079
         Frank S. Bayley.......................104,294,972         3,903,944
         Ruth H. Quigley.......................104,221,667         3,977,249
         Bruce L. Crockett.....................104,316,746         3,882,170
         Owen Daly II..........................104,133,611         4,065,305
         Albert R. Dowden......................104,333,638         3,865,278
         Edward K. Dunn, Jr....................104,246,262         3,952,654
         Jack M. Fields........................104,345,696         3,853,220
         Carl Frischling.......................104,193,869         4,005,047
         Prema Mathai-Davis....................104,249,127         3,949,789
         Lewis F. Pennock......................104,311,203         3,887,713
         Louis S. Sklar........................104,300,433         3,898,483

                                                                                              Votes        Withheld/
         Matter                                                                Votes For      Against      Abstentions
         ------                                                                ---------      -------      -----------
(2)      Approval of a new Investment Advisory Agreement with A I M
         Advisors, Inc. .......................................................6,648,749
                                                                                              144,730        349,249

(3) (a)  Approval of the Modification of the Fundamental Restriction on
         Issuing Senior Securities and Borrowing Money.........................5,325,444      209,515      1,607,769**

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*    Proposal 1 required approval by a combined vote of all of the portfolios of AIM Investment Funds
**   Includes Broker Non-Votes

AIM Strategic Income Fund
Page 2 of 2

                                                                                              Votes        Withheld/
         Matter                                                                Votes For      Against      Abstentions
         ------                                                                ---------      -------      -----------
(3) (b)  Approval of the Modification of the Fundamental Restriction on
         Underwriting Securities...............................................5,363,979      180,104      1,598,645**

(3) (c)  Approval of the Modification to or Addition of the Fundamental
         Restriction on Industry Concentration.................................5,360,920      164,824      1,616,984**

(3) (d)  Approval of the Modification of the Fundamental Restriction on
         Real Estate Investments...............................................5,351,700      181,275      1,609,753**

(3) (e)  Approval of the Modification of the Fundamental Restriction on
         Purchasing or Selling Commodities.....................................5,310,157      231,191      1,601,380**

(3) (f)  Approval of the Modification of the Fundamental Restriction on
         Making Loans..........................................................5,274,010      270,423      1,598,295**

(3) (g)  Approval of the Modification of the Fundamental Policy on
         Investment in Investment Companies....................................5,323,642      220,541      1,598,545**

(4)      Approval of Making the Investment Objectives of the Fund
         Non-Fundamental........................................................5,265,796     247,737      1,629,195**

(5)      Ratification of the selection of PricewaterhouseCoopers LLP as
         Independent Accountants of the Fund....................................6,725,710     135,649        281,369

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**   Includes Broker Non-Votes